CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-223130, File No. 333-223530 and File No. 333-191875) and Form S-8 (File No. 333-188839, File No. 333-196533 and 333-218499 ) of InspireMD, Inc. of our report dated February 19, 2019 relating to the financial statements, which appears in this Form 10-K.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
February 19, 2019	Certified Public Accountants (Isr.)
A member of PricewaterhouseCoopers International Limited